Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-280708) on Form S-8 and registration statement (333-286588) on Form F-3 of our reports dated April 22, 2026, with respect to the consolidated financial statements of Auna S.A. and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 20-F.

/s/ Emmerich, Córdova y Asociados S. Civil de R.L.

Lima, Peru
April 22, 2026